Exhibit 10.1

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement is entered into by and between the United States of America, acting through the United States Attorney’s Office for the Eastern District of Virginia, (hereinafter referred to as the “United States”), and GovConnection, Inc. (hereinafter referred to as “GovConnection”).

BACKGROUND

I. The claims of the United States in this matter arise out of the Federal Supply Schedule contract awarded by the General Services Administration (GSA) to ComTeq Federal, Inc. (Contract No. GS-35F-4572G) on or about April 30, 1997, and events set forth in letters dated November 22, 2004 and February 17, 2005, from the U.S. Attorney’s Office to counsel for GovConnection.

II. ComTeq Federal, Inc. has been purchased by PC Connection, Inc. (“PC Connection”) and continues to operate as a wholly-owned subsidiary of PC Connection. ComTeq Federal was renamed GovConnection, Inc. in January 2002.

III. This Release and Settlement Agreement shall not be considered as an admission of liability or wrongdoing on the part of GovConnection or any affiliates thereof.

TERMS AND CONDITIONS

For and in consideration of the mutual promises and representations set forth herein, GovConnection and the United States agree as follows:

1. GovConnection shall pay to the United States the total sum of Two Million Five Hundred and Fifty Thousand and 00/100 ($2,550,000), within ten (10) days of the date of this Release and Settlement Agreement.

All payments shall be made by wire transfer to the “United States Department of Justice” in accordance with the written instructions received from the United States Attorney’s Office for the Eastern District Financial Litigation Unit, 101 West Main Street, Suite 8000, Norfolk, Virginia 23510.

2. In consideration of the terms described in paragraph 1 above, the United States agrees that it waives and releases GovConnection and PC Connection, including all predecessor entities and PC Connection, and the officers, directors and employees of GovConnection and such predecessor entities, from any civil monetary claim it may have under the False Claims Act, 31 U.S.C. § 3729, Program Fraud Civil Remedies and Contract Disputes Act, and common law fraud claims for unjust enrichment, breach of contract or payment by mistake concerning GSA Contract No. GS-35F-4572G and the events described in paragraph I. The United States further agrees that it will not institute any civil action or assert any monetary claim against GovConnection and PC Connection, including predecessor entities, or its officers, directors and employees of GovConnection, its predecessor entities and PC Connection, on the basis of 31 U.S.C. 3729 or common law remedies concerning GSA Contract No. GS-35F-4572G, and the matters described in paragraph I, provided GovConnection complies in full with the terms of this Release and Settlement Agreement.

3. This Release and Settlement Agreement does not settle claims, if any, that may arise under Title 26, United States Code.

4. This Release and Settlement Agreement does not resolve any claims for, nor make any representations regarding debarment or suspension rights of any federal agency.

5. It is understood and agreed that, except as expressly stated herein, this Release and Settlement Agreement expresses full and complete settlement of liabilities claimed and denied, that there is absolutely no agreement or reservation not clearly expressed herein.

6. This Release and Settlement Agreement shall be construed in accordance with the laws of the United States.

7. All provisions of this Release and Settlement Agreement shall be binding upon and inure to the benefit of, and be enforceable by the respective heirs, successors and assigns of the parties to this Release and Settlement Agreement and any parent entity of GovConnection.

8. The individuals executing this Release and Settlement Agreement on behalf of GovConnection and the United States represent that they are duly authorized to execute this Release and Settlement Agreement.

9. This Release and Settlement Agreement is executed in two counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

10. Each party shall bear its own costs, fees and expenses they may have arising out of this matter.

AGREED TO:

GovConnection, Inc.	Attest

/s/ Robert Howard	/s/ Gary Anderson
Vice President of Sales and Secretary	Treasurer	[SEAL]

Dated: 12/1/06

AGREED TO:

CHUCK ROSENBERG United States Attorney

By:	/s/ Gerard J. Mene
Gerard J. Mene Assistant U.S. Attorney 2100 Jamieson Avenue Alexandria Virginia 22314